UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	)
	)	Chapter 11
HEARTLAND TECHNOLOGY, INC., et al.,	)
	)	Case No. 05 B 23747
)
Debtors	)	Honorable Eugene Wedoff
)
	)	(Jointly Administered)

ORDER (A) APPROVING DISCLOSURE STATEMENT PURSUANT TO
SECTION 1125 OF THE BANKRUPTCY CODE FOR THE DEBTORS’
FIRST AMENDED JOINT PLAN OF LIQUIDATION, AND (B) CONFIRMING
DEBTORS’ FIRST AMENDED JOINT PLAN OF LIQUIDATION

        Heartland Technology, Inc., Solder Station-One, Inc. (“Solder”), HTI P.G. Design Electronics, Inc. (“PG Design”), HTI Z Corporation (“HTI Z”) and Zecal Technology, LLC (“Zecal”), debtors-in-possession in the above-captioned, jointly administered cases (the “Debtors”),(1) having filed their Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Debtors’ First Amended Joint Plan of Liquidation (the “Disclosure Statement”) and their First Amended Joint Plan of Liquidation (the “Plan”), dated as of July 15, 2005, which is attached hereto as Exhibit A; the Court having entered an order on July 11, 2005 scheduling a combined hearing on approval of the Disclosure Statement and confirmation of the Plan under § 105(d) of title 11 of the United States Code, approving solicitation packages and procedures for the distribution of the Disclosure Statement and approving voting deadlines and procedures (the “Solicitation Procedures Order”); the Court having considered the Plan, the Disclosure Statement, the Debtors’ Memorandum of Law in Support of approval of the Disclosure Statement and confirmation of the Plan; the Court having heard the statements of counsel at the

    (1)        Solder is a Debtor in Case No. 05-23755; PG Design is a Debtor in Case No. 05-23750; HTI Z is a Debtor in Case No. 05-23752; and Zecal is a Debtor in Case No. 05-23759. This Order applies as to each of the Debtors’ cases pursuant to the Order Directing Joint Administration of the Debtors’ Chapter 11 Cases Pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure, entered on July 8, 2005.

Confirmation Hearing; the Court having considered all testimony presented and evidence admitted at the Confirmation Hearing and the record in these proceedings to date; the Court having taken judicial notice of the papers and pleadings on file in these chapter 11 cases; due notice of the Plan, the Disclosure Statement, the Solicitation Procedures Order, Ballots to accept or reject the Plan and other required documents having been provided to all creditors and other parties-in-interest entitled thereto; now, therefore;

IT IS HEREBY ORDERED:

1.	The Disclosure Statement satisfies the requirements of 11 U.S.C. § 1125 and is approved;

2.	The Plan satisfies the requirements of 11 U.S.C. § 1129(a) and 11 U.S.C. § 1129(b) and is confirmed; and

3.	The Debtors and the Liquidating Trustee are authorized to take all actions necessary or appropriate to implement the Plan and the transactions contemplated thereunder, including, without limitation, the Heartland CMC Settlement.

4.	This case is set for status December 29, 3005 at 10:00 a.m.

Dated: August 23, 2005	ENTERED:
/s/ Eugene Wedoff
UNITED STATES BANKRUPTCY JUDGE

Submitted By:

David B. Goroff (No. 6190039)
Geoffrey S. Goodman (No. 6272297)
Derek L. Wright (No. 6276201)
Foley & Lardner LLP
321 North Clark Street
Suite 2800
Chicago, IL 60610

2

EXHIBIT A

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	)
	)	Chapter 11
HEARTLAND TECHNOLOGY, INC., et al.,	)
	)	Case No. 05 B 23747
)
Debtors	)	Honorable Eugene Wedoff
)
)

DEBTORS’ FIRST AMENDED JOINT PLAN OF LIQUIDATION

INTRODUCTION

        Heartland Technology, Inc. (“HTI”), Solder Station-One, Inc., HTI P.G. Design Electronics, Inc., HTI Z Corporation and Zecal Technology, LLC, debtors-in-possession in the above-captioned cases (collectively, the “Debtors”) propose the following first amended joint plan of liquidation (the “Plan”) for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. § 1129. Reference is made to the Debtors’ disclosure statement, distributed contemporaneously with the Plan (the “Disclosure Statement”), for a discussion of the Debtors’ history, business, results of operations, and for a summary and analysis of the Plan. There also are other agreements and documents, which will be Filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.

ARTICLE I
DEFINED TERMS, RULES OF INTERPRETATION
AND COMPUTATION OF TIME

        1.01       Defined Terms

        As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

    (1)        The Debtors are Heartland Technology, Inc., Solder Station-One, Inc. (Case No. 05-23755), HTI P.G. Design Electronics, Inc. (Case No. 05-23750), HTI Z Corporation (Case No. 05-23752) and Zecal Technology, LLC (Case No. 05-23759). As described herein, the Debtors’ chapter 11 cases are jointly administered.

        “Administrative Claim” means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates, including the DIP Financing Facility Claims; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911-1930.

        “Affiliate” has the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

      “Allowed Claim” means:

        a.     A Claim that (i) has been listed by a Debtor in its Schedules as other than disputed, contingent or unliquidated; and (ii) is not otherwise a Disputed Claim;

        b.     A Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law; and (ii) that is not otherwise a Disputed Claim; or

        c.     A Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the Liquidating Trustee and the Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) pursuant to a Final Order; or (iv) pursuant to the terms of the Plan.

        “Allowed . . . Claim” means an Allowed Claim in the particular Class or category specified.

        “Ballot” means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan.

        “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect at the relevant time.

        “Bankruptcy Court” means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. § 157, the bankruptcy unit of such District Court.

        “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect at the relevant time.

        “Bar Date” means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

        “Bar Date Order” means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Chapter 11 Cases, as the same may be amended, modified or supplemented.

        “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

        “Chapter 11 Cases” means the cases commenced under Chapter 11 of the Bankruptcy Code by the Debtors.

        “Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

        “Class” means a class of Claims, as described in Article II of this Plan.

        “Class 6 Assets” means (i) $10,000, obtained from the proceeds of the Heartland CMC Settlement, and (ii) all assets and causes of action of PG Design, HTI Z and Zecal, after the payment in full of all Priority Tax Claims, Priority Claims and Other Secured Claims against PG Design, HTI Z and Zecal.

        “CMC Heartland” means CMC Heartland Partners, a Delaware general partnership.

        “Committee” means the statutory official committee of unsecured creditors in the Chapter 11 Cases, if appointed pursuant to section 1102 of the Bankruptcy Code, as such Committee may be reconstituted from time to time.

        “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

        “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

        “Confirmation Hearing” means the combined hearing held by the Bankruptcy Court on Confirmation of the Plan and approval of the Disclosure Statement pursuant to section 105(d) of the Bankruptcy Code, as such hearing may be continued from time to time.

        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

        “Debtors” means, collectively, the above-captioned debtors and debtors-in-possession identified on the cover page to this Plan.

        “Debtor Group” means the Debtors, any non-Debtor entities owned or controlled by the Debtors, and their respective Representatives.

        “DIP Financing Facility” means the Debtor-in-Possession Financing Facility between the Debtors and the DIP Lender, as it has been or may be amended and modified from time to time, and as approved by order of the Bankruptcy Court.

        “DIP Financing Facility Claims” means all claims of the DIP Lender arising under the DIP Financing Facility.

        “DIP Lender” means Heartland Partners, in its capacity as lender under the DIP Financing Facility.

        “Disclosure Statement” means the first amended disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan and has been prepared and distributed by the Debtors, as plan proponents, as the same may be amended, modified or supplemented.

      “Disputed Claim” means:

        a.     If no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, the Liquidating Trustee or, prior to the Confirmation Date, any other party-in-interest, has Filed an objection by the deadline for Filing objections to Claims under Section 6.03 of the Plan and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor’s Schedules as disputed, contingent or unliquidated;

        b.     If a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor’s Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature or amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor’s Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which an objection has been Filed by the applicable Debtor, the Liquidating Trustee or, prior to the Confirmation Date, any other party-in-interest, by the deadline for Filing objections to Claims under Section 6.03 of the Plan, and such objection has not been withdrawn or denied by a Final Order; or

        c.     A Claim for damages in respect of an executory contract or unexpired lease that has been rejected or is anticipated to be rejected under section 365 of the Bankruptcy Code and as to which the applicable Bar Date has not occurred and such Claim is not otherwise an Allowed Claim.

        “Disputed Claim Amount” means (a) if a liquidated amount is set forth in a timely Filed proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors or the Liquidating Trustee and the holder of such Disputed Claim; or (iii) if a request for estimation is Filed by the Debtors or the Liquidating Trustee, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the proof of Claim relating to a

Disputed Claim, (i) an amount agreed to by the Debtors or the Liquidating Trustee and the holder of such Disputed Claim; or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no proof of Claim was Filed, or deemed to have been Filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

        “Disputed Claims Reserve” shall have the meaning set forth in the Liquidating Trust Agreement.

        “Distribution Date” means a date that the Liquidating Trustee determines, in his discretion, to make distributions to holders of Allowed Claims in Classes 4, 5 and 6 in accordance with this Plan and the Liquidating Trust Agreement.

        “Effective Date” means the first Business Day on which (a) all conditions to the Effective Date in Section 9.01 of the Plan have been met or waived in accordance with Section of the Plan and (b) substantial consummation (within the meaning of section 1101(2) of the Bankruptcy Code) of the Plan has occurred.

        “Equity Interests” means any share of common or preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

        “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

        “Fee Claim” means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases.

        “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

        “Final Distribution Date” shall have the meaning ascribed thereto in Section 5.04 of the Plan.

        “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

        “Heartland CMC Settlement” shall have the meaning ascribed thereto in Section 7.01 of the Plan.

        “Heartland CMC Settlement Assets” means the assets transferred to Heartland Partners or its designee pursuant to the Heartland CMC Settlement under Section 7.01 of the Plan.

        “Heartland CMC Settlement Payment” means the shall have the meaning ascribed thereto in Section 7.01 of the Plan.

        “Heartland Partners” means Heartland Partners, L.P., a Delaware limited partnership.

        “Heartland Partners Claims” means any Claim of Heartland Partners or CMC Heartland against any of the Debtors excluding the DIP Financing Facility Claims, but including, without limitation, any Secured Claims or Unsecured Claims.

        “Heartland Partners Group” means Heartland Partners, CMC Heartland, and their respective Affiliates (other than Affiliates that are members of the Debtor Group) and Representatives.

        “HTI” means Debtor Heartland Technology, Inc., a Delaware corporation.

        “HTI Assets” means (i) the proceeds of the Heartland CMC Settlement (other than the Class 6 Assets), and (ii) all other assets and causes of action of HTI, after the payment in full of all Administrative Claims and all Priority Tax Claims, Priority Claims and Other Secured Claims against HTI.

        “HTI Z” means Debtor HTI Z Corporation, a Delaware corporation.

        “Indemnified Parties” shall have the meaning ascribed thereto in Section 4.01(d) of the Plan.

        “Initial Distribution Date” shall have the meaning ascribed thereto in Section 5.03 of the Plan.

        “Intercompany Claims” means any Claim of one Debtor against another Debtor.

        “Liquidating Trust” means the liquidating trust known as the HTI Liquidating Trust, established on the Effective Date pursuant to the Liquidating Trust Agreement.

        “Liquidating Trust Assets” shall have the meaning ascribed thereto in the Liquidating Trust Agreement.

        “Liquidating Trustee” means William Kaye, the trustee for the Liquidating Trust pursuant to the Liquidating Trust Agreement.

        “Liquidating Trust Agreement” means the trust agreement establishing the Liquidating Trust, substantially in the form attached as Exhibit B to the Disclosure Statement, which shall be entered by the Debtors and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan. All of the terms and conditions of the Liquidating Trust Agreement are incorporated into the Plan and are subject to the terms and conditions of the Plan.

        “Other Secured Claim” means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code, other than a Heartland Partners Claim.

        “Petition Date” means the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

        “PG Design” means Debtor HTI P.G. Design Electronics, Inc., a Delaware corporation.

        “Plan” means this first amended joint plan of liquidation for the Debtors, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

        “Priority Claim” means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

        “Priority Tax Claim” means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

        “Professional” means any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

        “Pro Rata” means when used with reference to a distribution to holders of Allowed Claims in a particular Class or other specified group of Claims pursuant to Article III, proportionately so that with respect to a particular Allowed Claim in such Class, the ratio of (a)(i) the amount of cash distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of cash distributed on account of all Allowed Claims in such Class or group of Claims to (ii) the amount of all Allowed Claims in such Class or group of Claims.

        “Released Claims” shall have the meaning ascribed thereto in Section 13.04(a) of the Plan.

        “Representatives” means, with respect to any entity, any existing or former member, equity holder, successor, predecessor, officer, director, partner, employee, agent, attorney, advisor, investment banker, financial advisor, accountant or other Professional of such entity, and committee of which such entity is a member, in each case in such capacity.

        “Schedules” means the schedules of assets and liabilities and the statements of financial affairs Filed by a Debtor, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, modified or supplemented.

        “Solder” means Debtor Solder Station-One, Inc., a California corporation.

        “Solder Assets” means all assets and causes of action of Solder, after the payment in full of all Priority Tax Claims, Priority Claims and Other Secured Claims against Solder.

        “Stipulation of Amount and Nature of Claim” means a stipulation or other agreement between a Debtor or the Liquidating Trustee and a holder of a Claim, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim.

        “Subsequent Distribution Date” shall have the meaning ascribed thereto in Section 5.03 of the Plan.

        “Unsecured Claim” means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim, Heartland Partners Claim or Other Secured Claim.

        “Voting Deadline” means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

        “Zecal” means Debtor Zecal Technology, LLC, a Delaware limited liability company.

        1.02      Rules of Interpretation

        For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan, the Confirmation Order or otherwise; (d) any reference to an entity as a holder of a Claim includes that entity’s successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words “herein,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, articles of incorporation, bylaws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply to the extent not inconsistent with any other provision of this Section 1.02.

        1.03      Computation of Time

        In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

ARTICLE II
CLASSES OF CLAIMS

        All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Sections 3.01 and 3.02, have not been classified and thus are excluded from the following Classes. A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim qualifies within the description of such other Classes.

        2.01.      Class 1 (Priority Claims)

        Class 1 consists of all Priority Claims.

        2.02.      Class 2 (Heartland Partners Claims)

        Class 2 consists of all Heartland Partners Claims

        2.03.      Class 3 (Other Secured Claims)

        Class 3 consists of all Other Secured Claims.

        2.04.      Class 4 (General Unsecured Claims against HTI)

        Class 4 consists of all Unsecured Claims against HTI and the unsecured portion of any Claim that if fully secured would have been included in Class 3.

        2.05.      Class 5 (General Unsecured Claims against Solder)

        Class 5 consists of all Unsecured Claims against Solder and the unsecured portion of any Claim that if fully secured would have been included in Class 3.

        2.06.      Class 6 (General Unsecured Claims against PG Design, HTI Z and Zecal)

        Class 6 consists of all Unsecured Claims against PG Design, HTI Z and Zecal and the unsecured portion of any Claim that if fully secured would have been included in Class 3.

        2.07.      Class 7 (Intercompany Claims)

        Class 7 consists of all Intercompany Claims.

        2.08.      Class 8 (Equity Interests)

        Class 8 consists of all Equity Interests.

ARTICLE III
TREATMENT OF CLAIMS AND EQUITY INTERESTS

        3.01.      Administrative Claims

             a.      Payment of Administrative Claims

        Subject to the provisions contained in Sections 3.01(b) through (d) of this Plan, unless otherwise agreed in writing by the holder of an Administrative Claim and the applicable Debtor or the Liquidating Trustee, each Allowed Administrative Claim shall be paid in cash in an amount equal to the unpaid portion of such Allowed Administrative Claim on the latest of (a) the Effective Date or as soon thereafter as is practicable, (b) 30 days after the date such Claim is Allowed or otherwise authorized by a Final Order, and (c) the date the Debtors or the Liquidating Trustee, as the case may be, are otherwise obligated to pay such Claim in accordance with the terms and provisions of the particular transactions giving rise to such Claims, the terms and provisions of this Plan and any orders of the Bankruptcy Court relating thereto.

            b.      Deadline for Filing Administrative Claims of Non-Professionals

        Except as expressly provided in Sections 3.01(c) and (d) of this Plan, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court no later than 60 days after the Effective Date. Holders of Allowed Administrative Claims that are required to File with the Bankruptcy Court a request for the payment of such Claims pursuant to Sections 3.01(b) or 3.01(c) of this Plan and that do not File a request by the applicable deadline for Filing such Claims shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or their respective property and assets (whether cash or otherwise).

            c.      Deadline for Filing Administrative Claims of Professionals

        Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date shall File with the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date. Objections to any Fee Claim must be Filed and served on the Liquidating Trustee and the requesting party by the later of (1) 90 days after the Effective Date or (2) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

            d.      DIP Financing Facility Claims

        Notwithstanding Sections 3.01(a) through (c) of this Plan, the holders of DIP Financing Facility Claims shall not be required to File a request for payment of Administrative Claims. The DIP Financing Facility Claims shall be deemed Allowed as of the Effective Date in the full amount of all outstanding borrowings under the DIP Financing Facility, together with accrued interest thereupon calculated through the Effective Date and any unpaid fees and costs payable under the DIP Financing Facility. The DIP Financing Facility Claims shall be satisfied in accordance with the provisions of the Heartland CMC Settlement.

        3.02.      Priority Tax Claims

            a.      Schedule of Payments

        Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed in writing by the holder of a Priority Tax Claim and the applicable Debtor or the Liquidating Trustee, each holder of an Allowed Priority Tax Claim shall be paid in cash in an amount equal to the unpaid portion of such Allowed Priority Tax Claim on the latest of (a) the Effective Date or as soon thereafter as is practicable, or (b) 30 days after the date such Claim is Allowed or otherwise authorized by a Final Order.

            b.      Other Provisions Concerning Treatment of Priority Tax Claims

        Notwithstanding the provisions of Section 3.02(a), the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (i) will be subject to treatment in Class 4, 5 or 6, as applicable, and (ii) the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Debtors or the Liquidating Trust.

        3.03.     Class 1 (Priority Claims) are unimpaired and are deemed to accept the Plan. On the Effective Date or as soon thereafter as is practicable, unless otherwise agreed in writing by the holder of a Class 1 Claim and the applicable Debtor or the Liquidating Trustee, each holder of an Allowed Claim in Class 1 will receive cash equal to the amount of such Claim.

        3.04.     Class 2 (Heartland Partners Claims) are impaired and entitled to vote to accept or reject the Plan. On the Effective Date, Heartland Partners or its designee shall receive the Heartland CMC Settlement Assets in full satisfaction of the Heartland Partners Claims.

        3.05.     Class 3 (Other Secured Claims) are unimpaired. On the Effective Date or as soon thereafter as is practicable, unless otherwise agreed by a Claim holder and the applicable Debtor or the Liquidating Trustee, each holder of an Allowed Claim in Class 3 will receive treatment on account of such Allowed Claim in the manner set forth in Option A or B below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected

Option A except with respect to any Allowed Claim as to which the applicable Debtor elects Option B in one or more certifications Filed prior to the conclusion of the Confirmation Hearing.

Option A: Allowed Claims in Class 3 with respect to which the applicable Debtor elects or is deemed to elect Option A will be paid in full, in cash.

Option B: A holder of an Allowed Claim in Class 3 with respect to which the applicable Debtor elects Option B will be entitled to receive (and the applicable Debtor shall release and transfer to such holder) the collateral securing such Allowed Claim.

        3.06.     Class 4 (Unsecured Claims against HTI) are impaired and entitled to vote to accept or reject the Plan. Holders of Allowed Unsecured Claims against HTI shall receive a Pro Rata share of the HTI Assets on one or more Distribution Dates.

        3.07.     Class 5 (Unsecured Claims against Solder) are impaired and entitled to vote to accept or reject the Plan. Holders of Allowed Unsecured Claims against Solder shall receive a Pro Rata share of the Solder Assets on one or more Distribution Dates.

        3.08.     Class 6 (Unsecured Claims against PG Design, HTI Z and Zecal) are impaired and entitled to vote to accept or reject the Plan. Holders of Allowed Unsecured Claims against PG Design, HTI Z and Zecal shall receive a Pro Rata share of the Class 6 Assets on one or more Distribution Dates.

        3.09.     Class 7 (Intercompany Claims) are impaired and are deemed to reject the Plan. As of the Effective Date, all Intercompany Claims will be canceled and released. No property will be distributed to or retained by the holders of Intercompany Claims.

        3.10 Class 8 (Equity Interests) are impaired and are deemed to reject the Plan. Each holder of an Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan. On the Effective Date, all Equity Interests in the Debtors shall be extinguished. The holders of Equity Interests shall not receive any distributions on account of such interests.

        3.11      Reservation of Rights Regarding Claims

        Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors’ or the Liquidating Trustee’s rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

ARTICLE IV
MEANS FOR IMPLEMENTATION OF THE PLAN

        4.01      Creation of Liquidating Trust

            a.      Creation of Liquidating Trust

        On the Effective Date, the Debtors shall create the Liquidating Trust in accordance with the Plan. On the Effective Date, the Debtors shall transfer all right, title and interest of the Debtors in the Liquidating Trust Assets to the Liquidating Trust to be administered in accordance with the Plan and the Liquidating Trust Agreement. By confirmation of the Plan, the Bankruptcy Court will specifically approve and designate the Liquidating Trust and the Liquidating Trustee as representatives of each Estate and will find that the Liquidating Trust and the Liquidating Trustee are acting on behalf of and for the benefit of the Beneficiaries.

            b.      Powers of Liquidating Trustee

        The Liquidating Trust and the Liquidating Trustee, as the representatives of each Estate, except as limited in the Plan or the Confirmation Order, shall be vested with the property, rights, interests and powers of the Debtors and may sign documents on behalf of the Debtors in furtherance of the Plan and any transactions contemplated thereunder. The Liquidating Trustee shall make continuing efforts to dispose of the Liquidating Trust Assets, make timely distributions and not unduly prolong the duration of the Liquidating Trust. The Liquidating Trustee’s rights and powers shall include, without limitation, the right and power in his reasonable discretion to:

                (1)     receive, control, manage and dispose of all Liquidating Trust Assets for the benefit of holders of Allowed Claims who may receive distributions under the Plan;

                (2)     act as custodian of the Liquidating Trust Assets and liquidating and reducing such assets to cash at such time as the Liquidating Trustee deems appropriate to accomplish the purpose of the Liquidating Trust, in accordance with the terms of the Plan and the Liquidating Trust Agreement;

                (3)     calculate and pay all Distributions required or permitted to be made under the Plan, the Liquidating Trust Agreement and/or orders of the Bankruptcy Court;

                (4)     subject to the provisions of the Plan and the Liquidating Trust Agreement, establish, fund, and/or administer the Disputed Claims Reserve and such other reserves, accounts and escrows as may be authorized by the Liquidating Trust Agreement, the Plan, or order of the Bankruptcy Court;

                (5)     employ, supervise and compensate attorneys, accountants, and other professionals or other persons retained to represent the interests of and serve on behalf of the Liquidating Trust and waive any conflicts of interest as deemed necessary or appropriate in his discretion;

                (6)     file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Liquidating Trust as a grantor trust for federal income tax purposes;

                (7)     object to or seek to recharacterize, reclassify or subordinate Claims filed against any of the Debtors or their Estates on any basis, and, pursuant to Bankruptcy Rule 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle any such Claims including Disputed Claims;

                (8)     seek estimation of contingent or unliquidated claims under section 502(c) of the Bankruptcy Code;

                (9)     seek determination of tax liability under section 505 of the Bankruptcy Code;

                (10)     prosecute, settle, dismiss, abandon or otherwise dispose of turnover actions under sections 542 and 543 of the Bankruptcy Code;

                (11)     prosecute, settle, dismiss, abandon or otherwise dispose of any and all causes of action of the Debtors or their Estates including, without limitation, all causes of action arising under sections 510(c), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code in accordance with section 1123(b)(3)(B) of the Bankruptcy Code;

                (12)     pay all expenses and make other necessary payments relating to the Liquidating Trust Assets;

                (13)     assert or waive any privilege or defense of the Debtors;

                (14)     seek the examination of any entity under Bankruptcy Rule 2004;

                (15)     perform any and all acts necessary or appropriate for the conservation and protection of the Liquidating Trust Assets; and

                (16)     exercise all powers and rights, and take all actions contemplated by or provided for under the Liquidating Trust Agreement.

            c.     Compensation

        The Liquidating Trustee shall be compensated pursuant to the terms of the Liquidating Trust Agreement. Any agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals, as appropriate, retained or utilized by the Liquidating Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred. After the Effective Date, the payment of the fees and expenses of the Liquidating Trustee and his agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court. Any successor Liquidating Trustee shall receive such reasonable compensation and reimbursement of expenses in the same manner for service as the Liquidating Trustee.

            d.      Indemnification

        The Liquidating Trust shall indemnify and hold harmless (i) the Liquidating Trustee; and (ii) professionals retained by the Liquidating Trustee (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of the Plan, if the Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Liquidating Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent the Liquidating Trust indemnifies and holds harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidating Trustee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid from the Liquidating Trust Assets.

            e.      Insurance

        The Liquidating Trustee shall be authorized to obtain all reasonably necessary insurance coverage for himself and for agents and professionals employed by the Liquidating Trustee, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Trust, and (ii) the liabilities, duties and obligations of the Liquidating Trustee and his professionals, the latter of which insurance coverage may, at the sole option of the Liquidating Trustee, remain in effect for a reasonable period after the conclusion of the Liquidating Trustee’s service.

        4.02      Cessation of Management of the Debtors’ Assets

        Upon the Effective Date and the appointment of the Liquidating Trustee as provided herein, the officers, directors, employees, agents or other representatives of the Debtors will have no rights to manage the Debtors’ assets. The Liquidating Trustee will have the power to act on behalf of the Debtors for the purposes specified in the Plan and the Liquidating Trust Agreement.

        4.03      Dissolution of the Debtors

        On the Effective Date, the Liquidating Trust Assets shall vest in the Liquidating Trust to be managed in accordance with the Liquidating Trust Agreement. Effectively immediately upon the Effective Date, the Debtors shall be deemed dissolved without any further action by the Debtors or the Liquidating Trustee being required to effect such dissolution.

        4.04      Accounts

        The Debtors and, from and after the Effective Date, the Liquidating Trustee, may establish or maintain one or more interest-bearing accounts as they may determine may be necessary or appropriate to effectuate the provisions of this Plan consistent with section 345 of the Bankruptcy Code.

        4.05      Release of Liens

        Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against any property vesting in the Liquidating Trust will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will vest in the Liquidating Trust. As of the Effective Date, the Liquidating Trustee shall be authorized to file on behalf of creditors Form UCC-3s or other forms as may be necessary to implement the provisions of this Section 4.05.

        4.06      No Liability for Solicitation or Participation

        As specified in section 1125(e) of the Bankruptcy Code, persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sales, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

ARTICLE V
PROVISIONS GOVERNING DISTRIBUTIONS

        5.01      Distributions

        Subject to Bankruptcy Rule 9010, all distributions under this Plan shall be made by the Liquidating Trustee (other than the CMC Heartland Settlement Assets) pursuant to the terms and conditions contained in this Plan and the Liquidating Trust Agreement; provided, however, that no distribution shall be made on behalf of any Claim which may be subject to disallowance under section 502(d) of the Bankruptcy Code. At the close of business on the Effective Date, the Claims register shall be closed, and there shall be no further changes in the record holders of any Claims. The Liquidating Trustee shall have no obligation to recognize any transfer of any Claims occurring after the Effective Date. The Liquidating Trustee shall instead be entitled to recognize and deal for all purposes under this Plan (except as to voting to accept or to reject this Plan) with only those record holders stated on the Claims register as of the close of business on the Effective Date.

        5.02      Effective Date Payments

        As soon as is practicable after the Effective Date, subject to the reservation of adequate funds in each Disputed Claims Reserve, the Liquidating Trustee shall make distributions to holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Claims in Classes 1 and 3 entitled to such distributions pursuant to the Plan. All payments shall be made in accordance with the priorities established by the Plan.

        5.03      Distributions on a Subsequent Distribution Date

        Unless otherwise provided in the Plan, to the extent that cash or other assets are available subsequent to the date of making the payments required by Section 5.02 of this Plan (the “Initial Distribution Date”), the Liquidating Trustee shall, on a subsequent date (a “Subsequent Distribution Date”), which shall be as soon as practicable, distribute such cash or other assets to the holders of Allowed Claims in Classes 4, 5 and 6 and holders of Claims entitled to distributions under the Plan that were Allowed on the Initial Distribution Date or subsequently have become Allowed Claims on or before the Subsequent Distribution Date in accordance with the treatment and priority of Claims established by the Plan; provided, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan.

        5.04      Distributions on the Final Distribution Date

        Unless otherwise provided in the Plan, to the extent that cash or other assets are available subsequent to the Initial Distribution Date, any Subsequent Distribution Date and after the liquidation of all Liquidating Trust Assets, the Liquidating Trustee shall establish a final distribution date (the “Final Distribution Date”) upon which the Liquidating Trustee shall distribute such cash or other assets to the holders of Claims entitled to distributions under the Plan that were Allowed on the Effective Date or subsequently have become Allowed Claims on or before the Final Distribution Date in accordance with the treatment and priority of Claims established by the Plan; provided, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use the funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan.

        5.05      Delivery of Distributions and Undeliverable Distributions

        Unless otherwise provided for in this Plan, distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules Filed with the Bankruptcy Court unless superseded by the address as set forth on the proof of Claim Filed by such holders or by notifying the Liquidating Trustee of a change of address pursuant to the notice provisions of Section 13.09 of this Plan. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified by the holder, in accordance with Section 13.09 hereof, of such holder’s then current address within 30 days of the postmark of the returned distribution. Claims held by holders whose distributions are returned as undeliverable and who fail to notify the Liquidating Trustee of their respective correct addresses within the 30 day period provided shall be expunged. All unclaimed property shall, in the discretion of the Liquidating Trustee, be used to satisfy the costs of administering the Plan or become available for distribution in accordance with the Plan, and the holder of any expunged Claim shall not be entitled to any other or further distribution under the Plan on account of such expunged Claim.

        5.06      Time Bar to Cash Payments

        Checks issued by the Liquidating Trustee in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. After such date,

all funds held on account of such voided check may, in the discretion of the Liquidating Trustee, be reallocated and used in accordance with the provisions of the Plan.

        5.07      Setoffs

        The Liquidating Trustee may set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidating Trustee of any such claims, rights and causes of action that the Debtors or the Liquidating Trustee may possess against such holder.

        5.08      Distributions after Allowance

        Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions of the Plan governing the Class of Claims to which such holder belongs.

        5.09      Disputed Payments

        If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any distribution, the Liquidating Trustee may, in lieu of making such distribution to such person, make such distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute.

        5.10      No Recourse to Estates or Liquidating Trust

        Notwithstanding that the Allowed amount of any particular Disputed Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse to the Estates, the Debtors, the Liquidating Trust, the Liquidating Trustee or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. Nothing in the Plan, however, shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

        5.11      Distributions of Cash

        Any payment to be made by the Liquidating Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trustee, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

        5.12     Transactions on Business Days

        If the Effective Date or any other date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day shall instead occur on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

        5.13      Minimum Distributions

        If a distribution to be made to a given holder of an Allowed Claim on or after the Initial Distribution Date or any Subsequent Distribution Date or the Final Distribution Date would be $25 or less in the aggregate, notwithstanding any contrary provision in the Plan or the Liquidating Trust Agreement, no such distribution will be made to such holder. Any unclaimed distributions pursuant to this Section may be reallocated and used, in the Liquidating Trustee’s discretion, in accordance with the provisions of this Plan.

        5.14      No Distribution in Excess of Allowed Amount of Claim

        Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim.

ARTICLE VI
PROCEDURES REGARDING DISPUTED CLAIMS

        6.01       No Distributions Pending Allowance

        Notwithstanding any other provision of this Plan, no distributions by cash or otherwise shall be made under this Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim.

        6.02      Estimation

        The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Liquidating Trustee has previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Confirmation Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court as provided in Section 6.03 of this Plan.

        6.03      Resolution of Disputed Claims

        From and after the Effective Date, the Liquidating Trustee shall have the exclusive right to make and file objections to Claims with the Bankruptcy Court, including, but not limited to, objections regarding the allowance, classification or amount of Claims, and shall serve such objections upon holders of each of the Claims to which objections are made within 180 days after the Effective Date, unless further extended by the Bankruptcy Court. All objections by the Liquidating Trustee shall be litigated to a Final Order except to the extent the Liquidating Trustee, in his discretion, elects to withdraw any such objection or compromise, settle or otherwise resolve any such objection, in accordance with the terms of the Liquidating Trust Agreement, in which event the Liquidating Trustee may settle, compromise or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

ARTICLE VII
SETTLEMENT WITH HEARTLAND PARTNERS AND CMC HEARTLAND

        7.01      Settlement

        This Plan shall constitute a comprehensive settlement of all matters between the Debtors and Heartland Partners and CMC Heartland pursuant to section 1123(b)(3)(A) of the Bankruptcy Code (the “Heartland CMC Settlement”). The terms of the Heartland CMC Settlement are as follows:

            a.     On the Effective Date, the management agreement between HTI Interests, LLC and Heartland Partners shall be deemed terminated and canceled, without the need for any further action by any party;

            b.     On the Effective Date, the Debtors shall be deemed to have transferred all of their right, title and interest in HTI Class B, LLC to Heartland Partners or its designee, free and clear of all liens, claims and encumbrances, without the need for any further action by any party;

            c.     On the Effective Date, Heartland Partners shall transfer $594,000, less the Allowed amount of the DIP Financing Facility Claims (excluding such portion of the DIP Financing Facility Claims attributable to fees and costs associated with the DIP Financing Facility), to the Liquidating Trust in order to fund the administration of the Liquidating Trust and the distributions to holders of Allowed Claims pursuant to the terms of this Plan.

            d.     On the Effective Date, the DIP Financing Facility Claims shall be deemed released and forgiven.

        7.02      Mutual Releases

            a.     Release of Heartland Partners Group

        On the Effective Date and upon consummation of the Heartland CMC Settlement, the Debtor Group is deemed to hereby release and forever discharge the Heartland Partners Group from any and all liabilities, damages, liens, obligations, indemnities, promises, losses, fees, costs or expenses, causes of action, suits, contributions, debts, sums of money, accounts, claims and demands whatsoever, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date, including, but not limited to, any claims arising under the Bankruptcy Code.

            b.     Release of Debtor Group and Liquidating Trust

        On the Effective Date and upon consummation of the Heartland CMC Settlement, the Heartland Partners Group is deemed to hereby release and forever discharge the Debtor Group, the Liquidating Trust, the Liquidating Trustee, and their respective Representatives, from any and all liabilities, damages, liens, obligations, indemnities, promises, losses, fees, costs or expenses, causes of action, suits, contributions, debts, sums of money, accounts, claims and demands whatsoever, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date including, but not limited to, any secured or unsecured claims against the Debtors’ estates and any claims under section 503(b) of the Bankruptcy Code.

ARTICLE VIII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any entity shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed, assumed and assigned or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, or (ii) as to which a motion for approval of the assumption, assumption and assignment or rejection has been filed prior to the Effective Date. Claims arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date. Any Claims not filed within such applicable time period will be forever barred from assertion against the Debtors or the Liquidating Trust.

ARTICLE IX
CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

        9.01      Conditions to the Effective Date

        The Effective Date will not occur, and the Plan will not be consummated unless and until the following conditions have been satisfied or duly waived pursuant to Section 9.02 of this Plan:

            a.     The Bankruptcy Court shall have entered the Confirmation Order confirming this Plan in form and substance reasonably satisfactory to the Debtors and to Heartland Partners and CMC Heartland;

            b.     The Confirmation Order shall have become a Final Order; and

            c.     The Heartland CMC Settlement shall have been fully consummated.

        9.02      Waiver of Conditions

        The condition to the Effective Date that the Confirmation Order must be a Final Order may be waived by the Debtors, with the consent of Heartland Partners and CMC Heartland, without further order of the Bankruptcy Court.

        9.03      Effect of Nonoccurrence of Conditions to the Effective Date

        If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section 9.02, then upon motion by the Debtors or any party-in-interest made before the time that each of such conditions has been satisfied and upon notice to such parties-in-interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is satisfied before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.03: (1) the Plan will be null and void in all respects, including with respect to the Heartland CMC Settlement contained in Article VII; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against any Debtor; or (b) prejudice in any manner the rights of the Debtors or any other party-in-interest.

ARTICLE X
EFFECT OF CONFIRMATION

        10.01      No Discharge

        The Confirmation Order shall not discharge any Debtor from any debt and liability that arose before the Confirmation Date, as provided in section 1141(d)(3)(A) of the Bankruptcy Code.

        10.02      Binding Effect

        Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim or Equity Interest against the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

        10.03      Term of Injunctions or Stays

        Unless expressly modified or lifted by the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until 30 days after the Final Distribution Date.

        10.04      Rights of Action

            a.     On and after the Effective Date except as provided in Sections 7.02(a) and 13.04 of this Plan, the Liquidating Trust shall, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, retain and become the holder of, and have the exclusive right to enforce any and all present or future rights, claims, defenses, counterclaims or causes of action against any person and any and all rights of any and all of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 510(c), 542, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code. The Liquidating Trustee may pursue, abandon, settle or release any or all such rights of action, as he deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.

            b.     On and after the Effective Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Claim, debt, right or cause of action of the Debtors, which the Liquidating Trustee retains sole and exclusive authority to pursue in accordance with this Section 10.04.

ARTICLE XI
CRAM DOWN

        The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

ARTICLE XII
RETENTION OF JURISDICTION

        The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases, this Plan, the Confirmation Order, and the Liquidating Trust Agreement pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

            a.     to determine the allowance or classification of Claims and to hear and determine any objections thereto;

            b.     to hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

            c.     to determine any and all motions, adversary proceedings, applications, contested matters and other litigated matters in connection with the Chapter 11 Cases that may be pending in the Bankruptcy Court on, or initiated after, the Effective Date;

            d.     to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

            e.     to issue such orders in aid of the execution, implementation and consummation of this Plan to the extent authorized by section 1142 of the Bankruptcy Code or otherwise;

            f.     to construe and take any action to enforce this Plan;

            g.     to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            h.     to modify this Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in this Plan, or to reconcile any non-material inconsistency in this Plan so as to carry out its intent and purposes;

            i.     to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

            j.     to determine any other requests for payment of Priority Tax Claims, Priority Claims or Administrative Claims;

            k.     to consider and act on the compromise and settlement or payment of any Claim against any Debtor;

            l.     to recover all assets of the Debtors and property of the Estates, wherever located;

            m.     to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

            n.     to resolve and finally determine all disputes that may relate to, impact on or arise in connection with, this Plan;

            o.     to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            p.     to hear any other matter consistent with the provisions of the Bankruptcy Code; and

            q.     to enter a final decree closing the Chapter 11 Cases.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

        13.01      Dissolution of the Committee

        On the Effective Date, the Committee, if any, will dissolve and the members of the Committee and their respective Professionals will cease to have any role arising from or related to the Chapter 11 Cases. The Professionals retained by the Committee and the respective members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date.

        13.02      Effectuating Documents and Further Transactions

        From and after the Confirmation Date until the Effective Date, the chief restructuring officer of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions on behalf of the Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, without any further action by or approval of the board of directors of any of the Debtors.

        13.03     Exemption from Transfer Taxes

        Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to the Liquidating Trust, Heartland Partners, CMC Heartland, or their designees or to any other person or entity shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

        13.04      Releases and Related Matters

            a.     General Releases by Holders of Claims

        As of the Effective Date, in consideration for the obligations of the Debtors and the Liquidating Trust under the Plan and the cash and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce obligations under or reserved by the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder and the right to contest Fee Claims), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Chapter 11 Cases or the Plan (collectively, the “Released Claims”) that such entity has, had or may have against any of the Debtors, their Affiliates, the DIP Lender, or their respective Representatives.

            b.     Releases by the Debtors

        As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Liquidating Trust against the Debtors’ directors, officers, employees, agents, attorneys and other Professionals, the Debtors’ Affiliates, the DIP Lender, or their respective Representatives, as of the Petition Date or thereafter.

            c.     Injunction Related to Releases

        The Confirmation Order will permanently enjoin the commencement or prosecution by any entity or person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including pursuant to the releases in Section 13.04.

        13.05      Payment of Statutory Fees

        All fees payable pursuant to Chapter 123 of Title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid by the Debtors on the Effective Date and thereafter by the Liquidating Trust through the entry of a final decree closing these cases.

      13.06      Modification of the Plan

        The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or the Liquidating Trustee, as the case may be, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.

        13.07      Severability of Plan Provisions

        If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

        13.08      Successors and Assigns

        The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

        13.09      Service of Documents

        Any pleading, notice or other document required by the Plan or the Confirmation Order to be served on or delivered to the Debtors, Heartland Partners, CMC Heartland or the Liquidating Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

If to the Debtors:

William Kaye Chief Restructuring Officer Heartland Technology, Inc. 31 Rose Lane East Rockaway, NY 11518 Fax: (516) 569-6531

With a copy to:

David B. Goroff, Esq. Geoffrey S. Goodman, Esq. Foley & Lardner LLP 321 North Clark Street Suite 2800 Chicago, Illinois 60610 Fax: (312) 832-4700

If to Heartland Partners or CMC Heartland:

Daniel R. Murray, Esq. Vincent E. Lazar, Esq. Jenner & Block LLP One IBM Plaza 330 N. Wabash Avenue 38th Floor Chicago, IL 60611

If to the Liquidating Trustee:

William Kaye Liquidating Trustee HTI Liquidating Trust 31 Rose Lane East Rockaway, NY 11518 Fax: (516) 569-6531

Dated: July 15, 2005

Respectfully submitted,
HEARTLAND TECHNOLOGY, INC.
SOLDER STATION ONE, INC.
HTI P.G. DESIGN ELECTRONICS, INC.
HTI Z CORPORATION
ZECAL TECHNOLOGY, LLC
By: /s/ William Kaye
Name: William Kaye
Title: Chief Restructuring Officer

Submitted By:
David B. Goroff (No. 6190039)
Geoffrey S. Goodman (No. 6272297)
Derek L. Wright (No. 6276201)
Foley & Lardner LLP
321 North Clark Street
Suite 2800
Chicago, IL 60610
(312) 832-4500